                                                                     Exhibit 4.3

       [FORM OF FLOATING RATE REMARKETABLE NOTE SUPPLEMENTAL INDENTURE]

                           DOMINION RESOURCES, INC.
                                    Company

                                      TO

                           THE CHASE MANHATTAN BANK

                                    Trustee

                           _________________________


                         Sixth Supplemental Indenture

                         Dated as of September 1, 2000

                           _________________________


              Floating Rate Series F Remarketable Notes Due 2012

                              TABLE OF CONTENTS/1/

                                   ARTICLE I

              Floating Rate Series F Remarketable Notes Due 2012

SECTION 101.      Establishment............................................    1
SECTION 102.      Definitions..............................................    2
SECTION 103.      Payment of Principal and Interest........................   11
SECTION 104.      Denominations............................................   13
SECTION 105.      Global Securities........................................   13
SECTION 106.      Mandatory Tender, Remarketing and
                      Determination of Interest Rate.......................   14
SECTION 107.      Redemption...............................................   16
SECTION 108.      Additional Interest......................................   18
SECTION 109.      Paying Agent.............................................   18
SECTION 110.      Limitation on Liens......................................   18
SECTION 111.      Original Issue Discount..................................   20

                      ARTICLE II MISCELLANEOUS PROVISIONS

SECTION 201.      Recitals by Company......................................   22
SECTION 202.      Ratification and Incorporation of Original Indenture.....   22
SECTION 203.      Executed in Counterparts.................................   22
SECTION 204.      Assignment...............................................   22

     THIS SIXTH SUPPLEMENTAL INDENTURE is made as of the first day of September, 2000, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000 (the "Original Indenture"), a First Supplemental Indenture dated as of June 1, 2000, and a Second Supplemental Indenture and Third Supplemental Indenture dated as of July 1, 2000 and a Fourth Supplemental Indenture and Fifth Supplemental Indenture dated as of September 1, 2000, with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as supplemented by this Sixth Supplemental Indenture dated as of the date hereof (the "Sixth Supplemental Indenture"), is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
              FLOATING RATE SERIES F REMARKETABLE NOTES DUE 2012

     SECTION 101. Establishment.  There is hereby established a new series
                  -------------
of Securities to be issued under the Indenture, to be designated as the Floating Rate Series F Remarketable Notes Due 2012 (the "Remarketable Notes").

     There are to be initially authenticated and delivered $250,000,000 principal amount of Remarketable Notes. Additional Remarketable Notes without limitation as to amount, and without the consent of the Holders of the then Outstanding Remarketable Notes, may also be authenticated and delivered in the manner provided in Section 303 of the Original Indenture; provided, however, that no such additional Remarketable Notes may be authenticated and delivered until after the Fixed Rate Remarketing Date. Any such additional Remarketable Notes will have the same Stated Maturity and other terms as those initially issued. Further Remarketable Notes may be also authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Original Indenture.

     The Remarketable Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The
                                                      ---------
entire initially issued principal amount of the Remarketable Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Remarketable Notes shall be in substantially the form set forth in Exhibit B
                                                                   ---------
hereto.

     Each Remarketable Note shall be dated the date of authentication thereof.

     SECTION 102. Definitions. The following defined terms used herein shall,
                  -----------
unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date:

     (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Post-Remarketing Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Remarketable Notes, yields for the two published maturities most closely corresponding to the Post-Remarketing Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Post-Remarketing Comparable Treasury Issue, calculated using a price for the Post-Remarketing Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Post-Remarketing Comparable Treasury Price for such Redemption Date.

     "Applicable Spread" shall be the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the Remarketable Notes, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Fixed Rate Determination Date from the Fixed Rate Bids quoted to the Remarketing Dealer by up to five Reference Corporate Dealers.

     "Base Rate" means 5.72% per annum.

     "Bid" means a Fixed Rate Bid or a Floating Rate Bid, as the case may be.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City or Richmond, Virginia are authorized or obligated by law or executive order to close.

     "Comparable Treasury Issue" means the U.S. Treasury Security selected by the Remarketing Dealer, as of the first Determination Date, as being the then current on-the-run ten-year U.S. Treasury Security (meaning the then most recently issued ten-year U.S. Treasury Security), unless, in the reasonable judgment of the Remarketing Dealer, the then on-the-run ten- year U.S. Treasury Security is not then being used as the "pricing bond" for comparable corporate issues, in which case the Comparable Treasury Issue will mean the "pricing bond" used at the time for comparable corporate issues or, if, in the reasonable judgment of the Remarketing Dealer, there is no such "pricing bond", then the Comparable Treasury Issue will mean the U.S. Treasury Security or Securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Remarketable Notes.

     "Comparable Treasury Price" means, with respect to the first Remarketing
Date:

     (1) the offer prices for the Comparable Treasury Issue (expressed in each case as a percentage of their principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500), or

     (2) if such page (or any successor page) is not displayed or does not contain such offer prices on such first Determination Date, (1) the average of up to five Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if fewer than five such Reference Treasury Dealer Quotations are obtained, the average of all such quotations.

     "Determination Date" means either the Fixed Rate Determination Date or the Floating Rate Spread Determination Date.

     "Dollar Price" means (1) the principal amount of the Remarketable Notes, plus, (2) the premium equal to the excess, if any, of (A) the present value, as of the first Remarketing Date, of the Remaining Scheduled Payments, discounted to such first Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of the Remarketable Notes.

     "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Remarketable Notes at the Dollar Price, but assuming:

     (1) a settlement date that is the Fixed Rate Remarketing Date, without accrued interest,

     (2) a maturity date that is the 10th anniversary of the Fixed Rate Remarketing Date, and

     (3) a stated annual interest rate equal to the Base Rate plus the spread bid by the Reference Corporate Dealer.

     "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Remarketing Date.

     "Fixed Rate Remarketing Date" means (a) the first Remarketing Date, assuming the Remarketing Dealer has elected to purchase the Remarketable Notes and the Company has not elected to exercise its Floating Period Option, or (b) the subsequent Remarketing Date on which the Remarketing Dealer is obligated to remarket the Remarketable Notes, in the event that the Company has elected to exercise its Floating Period Option (which date will also be the Floating Period Termination Date).

     "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

     "Floating Period Notification Date" means the fourth Business Day immediately preceding the first Remarketing Date for the Remarketable Notes.

     "Floating Period Option" means the Company's right, on any date subsequent to the Remarketing Dealer's election to purchase the Remarketable Notes, but prior to the fourth Business Day immediately preceding the first Remarketing Date, to require the Remarketing Dealer to remarket the Remarketable Notes at the Floating Period Interest Rate.

     "Floating Period Termination Date" means a date during the Floating Rate Reset Period that would otherwise be the Reference Rate Reset Date following the date the Company elects to terminate the Floating Rate Period or the Reference Rate Reset Date that would otherwise occur in the month in which the first anniversary of the first Remarketing Date occurs, whichever is earlier.

     "Floating Period Termination Notification Date" means a date during the Floating Rate Reset Period on which the Company elects to terminate the Floating Rate Period which date shall be at least five Business Days prior to the Floating Period Termination Date.

     "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Remarketable Notes at the Dollar Price, but assuming:

     (1) a settlement date that is the Floating Rate Remarketing Date without accrued interest,

     (2) a maturity date equal to the Floating Period Termination Date,

     (3) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread,

     (4) that such Remarketable Notes are callable for repurchase by the Remarketing Dealer at the Dollar Price on the Floating Period Termination Date, and

     (5) that the Company will redeem the Remarketable Notes at the Dollar Price on the Floating Period Termination Date if not previously repurchased by the Remarketing Dealer.

     "Floating Rate Period" means the period from (and including) the Floating Rate Remarketing Date to (but excluding) the Floating Period Termination Date.

     "Floating Rate Remarketing Date" means September 16, 2002 in the event that the Company has elected to exercise its Floating Period Option.

     "Floating Rate Reset Period" means the period from (and including) the first Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date, and thereafter the period from (and including) a Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period during the Floating Rate Period will run to (but exclude) the Floating Period Termination Date.

     "Floating Rate Spread" shall be the lowest applicable Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day prior to the Floating Rate Remarketing Date, from the Floating Rate Bids quoted to the Remarketing Dealer by up to five Reference Money Market Dealers.

     "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Remarketing Date.

     "Independent Investment Banker" means either Banc of America Securities LLC or Morgan Stanley & Co. Incorporated and their respective successors as selected by the Company, or if both of these firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "Initial Period" means the period from (and including) the Original Issue Date to (but excluding) the first LIBOR Rate Reset Date.

     "Initial Rate" means ___% per annum.

     "Interest Payment Date" means the dates on which the Company shall be obligated to make interest payments on the Remarketable Notes, which dates shall be, as applicable:

     (1) during the period prior to and including the first Remarketing Date quarterly on March 15, June 15, September 15 and December 15, commencing on December 15 , 2000; provided however, that the Interest Payment Date occurring in September, 2002 shall be on September 16, 2002; and

     (2) during the period after the Fixed Rate Remarketing Date, if any, semi-annually on each day that is a six-month anniversary of such date; and

     (3) during the period after the Floating Rate Remarketing Date, if any, on each Reference Rate Reset Date commencing on the Reference Rate Reset Date following the first Reference Rate Reset Date and ending on the Floating Period Termination Date.

     "Interest Rate to Maturity" shall have the meaning set forth in Section 106(2)(i).

     "LIBOR Business Day" means a day that is a Business Day and a London Business Day.

     "LIBOR Interest Determination Date" shall mean the second LIBOR Business Day preceding each LIBOR Rate Reset Date.

     "LIBOR Rate Reset Date" means the 15th day of the months of March, June, September and December of each year commencing on December 15, 2000, until, but excluding, the first Remarketing Date, provided that there shall be no LIBOR Rate Reset Date in the month of September 2002.

     "Lien" means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

     "Material Subsidiary" means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis; provided, however, that in no event shall Dominion Capital, Inc. be included as a Material Subsidiary.

     "Notification Date" means, with respect to the first Remarketing Date, a Business Day not earlier than 15 Business Days prior to the first Remarketing Date, and not later than 4:00 p.m., New York City time, on the tenth Business Day prior to the first Remarketing Date, on which the Remarketing Dealer notifies the Company and the Trustee as to whether it elects to purchase the Remarketable Notes on such Remarketing Date.

     "Original Issue Date" means September 11, 2000.

     "Outstanding", when used with respect to the Remarketable Notes, means, as of the date of determination, all Remarketable Notes, theretofore authenticated and delivered under the Indenture, except:

     (1) Remarketable Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (2) Remarketable Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Remarketable Notes.

     (3) Remarketable Notes with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402 of the Original Indenture; and

     (4) Remarketable Notes that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Remarketable Notes have been authenticated and delivered pursuant to the Indenture, other than any such Remarketable Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Remarketable Notes are held by a bona fide purchaser in whose hands such Remarketable Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Remarketable Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Remarketable Notes for quorum purposes, Remarketable Notes owned by the Company or any other obligor upon the Remarketable Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Remarketable Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Remarketable Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Remarketable Notes and (B) that the pledgee is not the Company or any other obligor upon the Remarketable Notes or an Affiliate of the Company or such other obligor.

     "Post-Remarketing Comparable Treasury Issue" means the U.S. Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Remarketable Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Remarketable Notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Post-Remarketing Comparable Treasury Issue will mean the U.S. Treasury Security or Securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Remarketable Notes.

     "Post-Remarketing Comparable Treasury Price" means (1) the average of five Post-Remarketing Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Post-Remarketing Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Post Remarketing Reference Treasury Dealer Quotations, the average of all such quotations.

     "Post-Remarketing Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Post-Remarketing Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Principal Property" means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

     "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which shall be selected by the Company. The Company will advise the Remarketing Dealer of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. If either Banc of America Securities LLC or Morgan Stanley & Co. Incorporated is then acting as the Remarketing Dealer, or if either of such firms is acting as an underwriter for the Remarketable Notes, then it will be among the Reference Corporate Dealers the Company will select.

     "Reference Money Market Dealer" means each of up to five dealers of publicly traded debt securities, including the Company's debt securities, selected by the Company, who are also leading dealers in money market instruments. The Company will advise the Remarketing Dealer of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Remarketing Date. If either Banc of America Securities LLC or Morgan Stanley & Co. Incorporated is then acting as the Remarketing Dealer, or if either of such firms is acting as an underwriter for the Remarketable Notes, then it will be among the Reference Money Market Dealers the Company will select.

     "Reference Rate" means:

     (1) The rate for each Floating Rate Reset Period which will be the rate for deposits in U.S. Dollars for a period of one month which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable

     Reference Rate Determination Date.

     (2) If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Remarketing Dealer will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. Dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on the Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of one percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Remarketing Dealer for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Remarketing Dealer are not providing quotations in the manner described by this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

     "Reference Rate Determination Date" will be the second LIBOR Business Day preceding each Reference Rate Reset Date.

     "Reference Rate Reset Date" means the first Remarketing Date and the 15th day of each month thereafter until (but excluding) the Floating Period Termination Date.

     "Reference Treasury Dealer" means each of up to five Primary U.S. Government Securities dealers (each a "Primary Treasury Dealer") to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer. The Company will advise the Remarketing Dealer of its selection of Reference Treasury Dealers no later than five Business Days prior to the first Remarketing Date. If either Banc of America Securities LLC or Morgan Stanley & Co. Incorporated is then acting as the Remarketing Dealer, or if either of such firms is acting as an underwriter for the Remarketable Notes, then it will be among the Reference Treasury Dealers the Company will select.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer, by 3:30 p.m., New York City time, on the applicable Determination Date.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

         "Remaining Scheduled Payments" means, the remaining scheduled payments of the principal of and interest on Remarketable Notes, calculated at the Base Rate, that would be due after the first Remarketing Date, to and including the Stated Maturity; provided that if such first Remarketing Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to first Remarketing Date.

         "Remarketing Agreement" means the agreement between the Company and Banc of America Securities LLC, dated as of September 11, 2000, relating to the remarketing of the Remarketable Notes.

         "Remarketing Date(s)" means (i) September 16, 2002, or (ii) if the Remarketing Dealer has elected, in connection with the Remarketing Date occurring on September 16, 2002, to purchase the Remarketable Notes and the Company has elected to exercise its Floating Period Option, then the Remarketing Date also means the Floating Period Termination Date.

         "Remarketing Dealer" means Banc of America Securities LLC or any successor Remarketing Dealer under the Remarketing Agreement.

         "Reset Period" means the period from (and including) the first LIBOR Rate Reset Date to (but excluding) the next following LIBOR Rate Reset Date, and thereafter the period from (and including) a LIBOR Rate Reset Date to (but excluding) the next following LIBOR Rate Reset Date, with a final Reset Period from and including the LIBOR Rate Reset Date in June 2002 to (but excluding) the first Remarketing Date.

         "Stated Maturity" means September 16, 2012 or in the event the Company elects to exercise its Floating Period Option in accordance with Section 106(2)(ii), the tenth anniversary of the Fixed Rate Remarketing Date, but not later than September 16 , 2013.

         "Telerate Page 500" means the display designated as "Telerate page 500" on Dow Jones Markets (or such other page as may replace "Telerate page 500" on such service) or such other service displaying the offer prices, as may replace Dow Jones Markets.

         "Telerate Page 3750" means the display designated as "Telerate page 3750" on Dow Jones Markets (or such other page as may replace "Telerate page 3750" on such service) or such other service displaying the offer prices, as may replace Dow Jones Markets.

         "Three Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

         (1) On the LIBOR Interest Determination Date, the Remarketing Dealer or its affiliate will determine the Three Month LIBOR Rate for the following Reset Period which shall be the rate for deposits in U.S. Dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest

         Determination Date.

         (2) If no rate appears on Telerate Page 3750 on the LIBOR Interest Determination Date, the Remarketing Dealer or its affiliate will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If at least two quotations are provided, then the Three Month LIBOR Rate for the following Reset Period will be the average of those quotations. If fewer than two quotations are provided, then the Three Month LIBOR Rate for the following Reset Period will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Remarketing Dealer or its affiliate for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If the banks selected by the Remarketing Dealer or its affiliate are not providing quotations in the manner described by this paragraph, the rate for the Reset Period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

         "Treasury Rate" means, with respect to the first Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Remarketing Date.

         SECTION 103. Payment of Principal and Interest. The principal of the
                      ---------------------------------
Remarketable Notes shall be due at Stated Maturity (unless earlier redeemed). The Company will pay interest on the Remarketable Notes at the rates described below on the Interest Payment Dates. Interest payments on the Remarketable Notes shall be in the amount of interest accrued from and including the next preceding Interest Payment Date (or from and including September 11, 2000, if no interest has been paid or duly provided with respect to the Remarketable Notes) to but excluding the relevant Interest Payment Date, Remarketing Date or Stated Maturity. Notwithstanding the foregoing, if the date of a Remarketable Note is after a Regular Record Date, as the case may be, and before the following Interest Payment Date, such Remarketable Note shall bear interest from such Interest Payment Date; provided that if the Company shall default in the payment of interest due on such Interest Payment Date, then such Remarketable Note shall bear interest from the immediately preceding Interest Payment Date to which interest on the Remarketable Notes has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Remarketable Notes, from September 11, 2000.

         The per annum interest rate on the Remarketable Notes in effect for each day up to but excluding September 16, 2002 will be equal to the Three Month LIBOR Rate plus 65 basis points (0.65%) and shall be reset on each LIBOR Rate Reset Date. For the Initial Period such rate will be the Initial Rate. The interest rate in effect with respect to each Reset Period shall be the interest rate determined for such period on the preceding LIBOR Interest Determination Date. The amount of the interest for each day that the Remarketable Notes are Outstanding during the Initial Period and any Reset Period will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount thereof. The total amount of interest to be paid for the Initial Period and any Reset Period will be calculated by adding the daily interest amounts for each day in the such period. By 4:00 p.m., New York City time, on each LIBOR Interest Determination Date, the Remarketing Dealer or its affiliate shall notify the Company and the Trustee by telephone, confirmed in writing (which may include facsimile or other electronic transmission) of the interest rate for the related Reset Period. The interest rate for the Remarketable Notes for each Reset Period announced by the Remarketing Dealer, absent manifest error, will be binding and conclusive upon the holders of the beneficial interests in such Remarketable Notes, the Company and the Trustee and the Trustee shall have no responsibility for the calculation thereof.

         From and including the first Remarketing Date, the rate of interest on the Remarketable Notes will be either the Interest Rate to Maturity (if the first Remarketing Date is also the Fixed Rate Remarketing Date) or the Floating Period Interest Rate based on the accrual method described below (if the first Remarketing Date is also the Floating Rate Remarketing Date).

         During the Floating Rate Period, the Remarketable Notes shall accrue interest on the Dollar Price thereof at a rate per annum equal to the Floating Period Interest Rate, determined as set forth herein, with respect to each Floating Rate Reset Period, such interest to accrue from the first Reference Rate Reset Date to and excluding the Floating Period Termination Date. The amount of interest to be paid for any Floating Rate Reset Period will be calculated by adding the daily interest amounts for each day in the Floating Rate Reset Period.

         If the first Remarketing Date is also the Floating Rate Remarketing Date, then from and including the subsequent Fixed Rate Remarketing Date, the rate of interest on the Remarketable Notes will be the Interest Rate to Maturity.

         During the period prior to the first Remarketing Date interest shall be computed on the basis of the actual number of days in the Initial Period or each such Reset Period over a 360-day year. During the period after the Fixed Rate Remarketing Date, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Remarketable Notes during the Floating Rate Period shall be computed on the basis of the actual number of days in each Floating Rate Reset Period over a 360-day year.

         If any interest, principal or other payment date of the Remarketable Notes (including any payment date in connection with a mandatory tender or mandatory redemption as described in Sections 106 and 107 below), occurring during a period when the Remarketable Notes are accruing interest at a fixed rate, does not fall on a Business Day, a payment otherwise payable on that day will be made on the next succeeding Business Day. Such payment will have the same effect as if made on the originally scheduled payment date, and no interest will accrue for the period from and after such payment date. In the case of any such payment occurring during a period when the Remarketable Notes are accruing interest at a floating rate, interest will accrue from such originally scheduled payment date to but excluding, and shall be payable on, the next succeeding Business

Day (except in the case of an interest payment at Stated Maturity, in which case no interest will accrue on and after the Stated Maturity).

         Interest on the Remarketable Notes payable on any Interest Payment Date shall, except as otherwise provided in the Indenture, be payable to the Persons in whose names the Remarketable Notes are registered on the Regular Record Date for such Interest Payment Date; provided, that interest shall be paid by mailing a check therefor to or upon the written order of the Person entitled thereto at such Person's last address as it appears on the Security Register or, upon application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of the Remarketable Notes at least five Business Days prior to the applicable Interest Payment Date, by wire transfer of immediately available funds to an account maintained by such Person with a bank or other financial institution located in the United States. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Persons in whose names the Remarketable Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to the Holders of the Remarketable Notes not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Remarketable Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         SECTION 104.    Denominations. The Remarketable Notes may be issued in
                         -------------
denominations of $1,000, or any integral multiple thereof.

         SECTION 105.    Global Securities. The Remarketable Notes will be
                         -----------------
issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Remarketable Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Remarketable Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Remarketable Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Remarketable Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Remarketable Notes registered in such names as the Depositary shall direct.

          SECTION 106.   Mandatory Tender, Remarketing and Determination of
                         --------------------------------------------------
Interest Rate. The Remarketing Dealer's obligations set forth herein shall be
-------------
performed pursuant to the Remarketing Agreement.

     (1)  Mandatory Tender.

          If the Remarketing Dealer gives notice to the Company and the Trustee on the Notification Date of its intention to purchase the Remarketable Notes for remarketing on the first Remarketing Date, the Remarketable Notes shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date except as provided in certain circumstances described in Section 107. The purchase price payable to the Holders of such tendered Remarketable Notes will be equal to 100% of the aggregate principal amount thereof on the first Remarketing Date.

          Upon the occurrence of a subsequent Remarketing Date, if any, the Remarketable Notes shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date except as provided in certain circumstances described in Section
          107. The purchase price payable to the Holders of such tendered Remarketable Notes will be the Dollar Price thereof on such Remarketing Date. The Company shall give notice to the Remarketing Dealer and the Trustee of any subsequent Remarketing Date at least five Business Days before such Remarketing Date.

          If the Remarketable Notes are tendered or deemed tendered for remarketing, the Remarketing Dealer shall sell 100% of the aggregate principal amount of the Remarketable Notes at the Dollar Price to the Reference Corporate Dealer or the Reference Money Market Dealer, whichever is applicable, providing the lowest Bid. If two or more of the applicable Reference Dealers provide the lowest Bid, the Remarketing Dealer shall sell the Remarketable Notes to one or more of such Reference Dealers, as it determines in its sole discretion.

          The obligation of the Remarketing Dealer to purchase the Remarketable Notes on the Remarketing Date is subject to the conditions set forth in the Remarketing Agreement. If for any reason the Remarketing Dealer does not purchase all of the Remarketable Notes on any Remarketing Date, the Company shall be required to redeem the Remarketable Notes in whole in accordance with Section 107(1) on the first Remarketing Date at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus all accrued and unpaid interest, if any, to such Remarketing Date, or on any subsequent Remarketing Date at a Redemption Price equal to the Dollar Price, plus accrued and unpaid interest, if any, to any such subsequent Remarketing Date.

     (2)  Remarketing.

          The interest rates on the Remarketable Notes for periods beginning on the Remarketing Dates, if any, shall be established in accordance with the following procedures:

          (i) Determination of Interest Rate To Maturity, Floating Rate Spread, and Dollar Price.

                 If the Remarketing Dealer elects to purchase the Remarketable Notes in connection with the first Remarketing Date, then by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date or the Fixed Rate Determination Date in connection with the first Remarketing Date, depending on the following election, the Remarketing Dealer will determine the Floating Rate Spread in the case that the Company has elected the Floating Period Option, or otherwise the Interest Rate to Maturity to the nearest one hundredth (0.01) of one percent per annum unless the Company has elected to redeem pursuant to
                 Section 107(2), or is required to redeem pursuant to Section 107(1), the Remarketable Notes.

                 If there is a subsequent Remarketing Date, then by 3:30 p.m. New York City time, on the related Fixed Rate Determination Date, the Remarketing Dealer will determine the Interest Rate to Maturity to the nearest one hundredth (0.01) of one percent per annum unless the Company elects or is required to redeem the Remarketable Notes as stated above.

                 The Interest Rate to Maturity shall be equal to the sum of the Base Rate and the Applicable Spread. On the Floating Rate Spread Determination Date and the Fixed Rate Determination Date with respect to the first Remarketing Date, the Remarketing Dealer will determine the Dollar Price. The Interest Rate to Maturity and the Dollar Price for the Remarketable Notes announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the holders of beneficial interests in the Remarketable Notes, the Company and the Trustee, and the Trustee shall have no responsibility for the calculation thereof.

          (ii)   Floating Rate Period.

                 Following the Remarketing Dealer's election to purchase the Remarketable Notes, but prior to the Floating Period Notification Date, the Company may elect to exercise its Floating Period Option. If the Company makes such election, the Remarketable Notes will bear interest at the Floating Period Interest Rate until such the Floating Period Termination Date. In the event that the Company elects to exercise its Floating Period Option, the maturity of the Remarketable Notes will be extended to the tenth anniversary of the Fixed Rate Remarketing Date, but not later than September 16, 2013.

                 The interest rate in effect with respect to each Floating Rate Reset Period shall be the Floating Period Interest Rate determined for such period on the preceding Reference Rate Determination Date. The Floating Period Interest Rate for the Remarketable Notes announced by the Remarketing Dealer, absent manifest error, will be binding and conclusive upon the holders of beneficial interests in such Remarketable Notes, the Company and the Trustee and the Trustee shall have no responsibility for the calculation thereof.

          (iii)  Notifications.

                 Subject to the Remarketing Dealer's election to remarket the Remarketable Notes at the first Remarketing Date and to the Company's election not to exercise its Floating Period Option and in connection with the subsequent Remarketing Date, the Remarketing Dealer shall notify the Company and the Trustee by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Fixed Rate Determination Date of the Interest Rate to Maturity of the Remarketable Notes effective from and including the Fixed Rate Remarketing Date. Promptly after the determination thereof, the Remarketing Dealer shall notify the Company and the Trustee of the Dollar Price. The Company shall notify the Remarketing Dealer and the Trustee of its election to exercise its Floating Period Option prior to the Floating Period Notification Date. Following receipt of such notification the Remarketing Dealer shall notify the Company and the Trustee by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on each Reference Rate Determination Date of the interest rate with respect to each Floating Rate Reset Period. On or before the Floating Period Termination Notification Date the Company shall notify the Remarketing Dealer and the Trustee of its election to terminate the Floating Rate Period.

          (iv)   Determination of Interest Rates in Special Circumstances

                 If the Remarketing Dealer elects or is obligated to purchase the Remarketable Notes at any Remarketing Date and thereafter certain events described in the Remarketing Agreement occur, the Remarketing Dealer will have the right to terminate the Remarketing Agreement or terminate its obligation to purchase the Remarketable Notes, or, until 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, to elect to purchase the Remarketable Notes for remarketing and determine a new Floating Period Interest Rate or Interest Rate to Maturity in the manner provided in Section 106(2)(i), except that for purposes of determining the new Floating Period Interest Rate or Interest Rate to Maturity pursuant to this Section 106(2)(iv), the Determination Date referred to therein and in the definitions contained therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company and the Trustee by telephone, confirmed in writing (which may include facsimile or other electronic transmission) by 4:00 p.m., New York City time, on the date of such election and redetermination, of the new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, of the Remarketable Notes. Thereupon, such new Floating Period Interest Rate or Interest Rate to Maturity shall supersede and replace any Floating Period Interest Rate or Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the holders of beneficial interest in the Remarketable Notes on and after such Remarketing Date, the Company and the Trustee and the Trustee shall have no responsibility for the calculation thereof.

          SECTION 107.      Redemption.
                            -----------

(1)  Mandatory Redemption.

          The Company shall be required to redeem the Remarketable Notes, in whole, from the Holders on the applicable Remarketing Date at a Redemption Price equal to 100% of the aggregate principal amount of the Remarketable Notes, if such Remarketing Date is the first Remarketing Date, or the Dollar Price on any subsequent Remarketing Date, plus all accrued and unpaid interest, if any, to such Remarketing Date, in the event that (i) the Remarketing Dealer for any reason does not elect by notice to the Company and the Trustee not later than the Notification Date, to purchase the Remarketable Notes for remarketing on such Remarketing Date, (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before the related Determination Date, (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket such Remarketable Notes, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms, (iv) the Remarketing

     Dealer for any reason does not notify the Company of the Floating Period Interest Rate or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date, (v) the Remarketing Dealer for any reason does not deliver the purchase price of such Remarketable Notes to the Trustee on such Remarketing Date or does not purchase all tendered Remarketable Notes on such Remarketing Date, or (vi) the Company for any reason fails to redeem the Remarketable Notes from the Remarketing Dealer following the Company's election to effect such redemption as set forth in subsection (2) of this Section 107 below. Notwithstanding Section 1104 of the Original Indenture, the Company shall notify the Trustee and the Depositary of the date on which any such redemption will occur at least 30 days prior thereto unless the events that cause the Company to be required to effect such redemption have not occurred at least five days before such date, in which case the Company shall provide the Trustee and the Depositary with as much notice of the Redemption Date as is reasonably practicable under the circumstances. No other notice of such redemption shall be required.

(2)  Optional Redemption.

     The Company shall have the right to redeem the Remarketable Notes, in whole, from the Remarketing Dealer on any Remarketing Date in accordance with the procedures set forth below. If the Remarketing Dealer elects in connection with the first Remarketing Date, or is obligated in connection with the subsequent Remarketing Date, if any, to remarket the Remarketable Notes, the Company shall, notwithstanding Section 1104 of the Original Indenture, notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m. New York City time on the fourth Business Day immediately preceding any Remarketing Date, if the Company irrevocably elects to exercise its right to redeem the Remarketable Notes, in whole, from the Remarketing Dealer on such Remarketing Date. No other notice of such redemption shall be required. If the Company so elects to redeem the Remarketable Notes, the Company shall redeem the Remarketable Notes in whole on the first Remarketing Date or on the subsequent Remarketing Date at the Dollar Price, in each case, plus accrued and unpaid interest, if any, to such Remarketing Date.

(3)  Post-Remarketing Optional Redemption

     After the Fixed Rate Remarketing Date, the Remarketable Notes are redeemable, in whole or in part, at any time, and at the option of the Company, at a Redemption Price equal to the greater of: (1) 100% of the principal amount of the Remarketable Notes then Outstanding to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus accrued and unpaid interest thereon to the applicable Redemption Date.

          The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. The Company shall give the Trustee notice of the

     Redemption Price of any redemption pursuant to this Section 107(3) promptly after the calculation thereof and the Trustee shall have no responsibility for any such calculation.

          In the event of the redemption of the Remarketable Notes is in part only, a new Remarketable Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

          Notice of any redemption pursuant to this Section 107(3) shall be given as provided in Section 1104 of the Original Indenture.

     SECTION 108.   Additional Interest. Interest on overdue principal and (to
                    -------------------
the extent permitted by applicable law) on overdue installments of interest shall accrue at the then applicable interest rate on the Remarketable Notes.

     SECTION 109.   Paying Agent. The Trustee shall initially serve as Paying
                    ------------
Agent with respect to the Remarketable Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

     SECTION 110.   Limitation on Liens. The Company will not, while any of the
                    -------------------
Remarketable Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Remarketable Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

     (1) purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

     (2) Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Remarketable Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Remarketable Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

(3) Liens in favor of the United States, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

(4) indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (i) is secured by a mortgage on all or a portion of the property of such Person, (ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

     (5) indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

     (6) Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Remarketable Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

     (7) Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

     (8) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

     (9) any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders' equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

     This Section 110 has been included in this Sixth Supplemental Indenture expressly and solely for the benefit of the Remarketable Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.

     SECTION 111.   Original Issue Discount.
                    -----------------------

     If the original issue discount rules are applicable, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Remarketable Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Sixth Supplemental
                  -------------------
Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Remarketable Notes and of this Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As
                  ----------------------------------------------------
supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Executed in Counterparts. This Sixth Supplemental Indenture
                  ------------------------
may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204. Assignment. The Company shall have the right at all times to
                  ----------
assign any of its rights or obligations under the Indenture with respect to the Remarketable Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

                                            DOMINION RESOURCES, INC.


                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________



                                            THE CHASE MANHATTAN BANK, as Trustee



                                            By:_________________________________


                                            Name:_______________________________


                                            Title:______________________________

                                   EXHIBIT A

                                    FORM OF
              Floating Rate Series F Remarketable Notes Due 2012


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

     [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN
PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**


                          ==========================
                           DOMINION RESOURCES, INC.
                          ==========================


               Floating Rate Series F Remarketable Note Due 2012

No. ___                                                CUSIP No. 257469AB2



         ORIGINAL ISSUE DATE:                          September 11, 2000


         INTEREST RATE TO  REMARKETING DATE:           Three Month LIBOR plus 65
                                                              basis points


________________________________
   ** Insert in Global Securities

     REMARKETING DATE                   September  16 , 2002

     INTEREST RATE TO MATURITY:         See Further Provisions set forth herein

     MATURITY DATE:                     September 16, 2012, Subject To Extension
                                             as set forth herein

     ISSUE PRICE:                       ____%

     INTEREST PAYMENT DATES:            March 15, June 15, September 15, and
                                        December 15 commencing December 15, 2000 through the first Remarketing Date and thereafter, as set forth herein

     Dominion Resources, Inc., a corporation duly organized and existing under the laws of the State of Virginia (hereinafter referred to as the "Company"), for value received hereby promises to pay to [Cede & Co.]** or registered assigns the principal sum of _______ Dollars ($______) at the Company's office or agency for the purpose initially at the Corporate Trust Office of The Chase Manhattan Bank, as Trustee (the "Trustee") on September 16, 2012 (unless and to the extent earlier redeemed or repaid prior to such maturity date), or at such other maturity date determined in accordance with the terms hereof, in such coin or currency of the United States of America as the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2000, to the Remarketing Date specified above, on the principal sum in like coin or currency at the Interest Rate to Remarketing Date specified above provided that the September 2002 Interest Payment Date shall be September 16, 2002, and thereafter, subject to the terms and conditions set forth herein, at the interest rates determined in accordance with the procedures referred to on the reverse hereof and on the Interest Payment Dates referred to on the reverse hereof, at the aforesaid office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in such case from September 11, 2000. Notwithstanding the foregoing, if the date hereof is after a Regular Record Date and before the following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the immediately preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities, from September 11, 2000.

     The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this

_____________________
     **Insert in Global Securities.

Security is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, that interest shall be paid by mailing a check therefor to or upon the written order of the Person entitled thereto at such Person's last address as it appears on the Security Register or, upon written application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of the Securities of this series at least five Business Days prior to the applicable Interest Payment Date, by wire transfer of immediately available funds to an account maintained by such Person with a bank or other financial institution located in the United States. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Persons in whose names the Securities of this series are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Indenture), notice whereof shall be given to the Holders of the Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Interest on this Security shall be computed on the basis of a 360-day year and the actual number of days in the Initial Period and in each Reset Period from the date of original issuance to the first Remarketing Date and then, subject to the Remarketing Dealer's election to remarket and the Company's election to exercise its Floating Period Option, interest on this Security shall be computed on the basis of the actual number of days in each Floating Rate Reset Period over a 360-day year until the Fixed Rate Remarketing Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months from the Fixed Rate Remarketing Date to the Stated Maturity.

     Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest shall accrue at the then applicable interest rate of this Security.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                       Dominion Resources, Inc.



                                             By: _______________________________

                                                 Name: _________________________

                                                 Title: ________________________

                         REVERSE OF REMARKETABLE NOTE

                           DOMINION RESOURCES, INC.

               Floating Rate Series F Remarketable Note Due 2012

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as supplemented by a First Supplemental Indenture dated as of June 1, 2000, a Second Supplemental Indenture dated as of July 1, 2000, a Third Supplemental Indenture dated as of July 1, 2000, a Fourth Supplemental Indenture dated as of September 1, 2000, a Fifth Supplemental Indenture dated as of September 1, 2000 and a Sixth Supplemental Indenture dated as of September 1, 2000 (the "Supplement"), (collectively as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Remarketable Notes") which is unlimited in aggregate principal amount.

     Certain provisions relating to the remarketing of the Securities set forth below are contained in a Remarketing Agreement (the "Remarketing Agreement") between the Issuer and Banc of America Securities LLC, as Remarketing Dealer (the "Remarketing Dealer").

     Interest Payments on the Remarketable Notes shall be in the amount of interest accrued from and including the next preceding Interest Payment Date (or from and including September 11, 2000 if no interest has been paid or duly provided with respect to the Remarketable Notes) to but excluding the relevant Interest Payment Date, Remarketing Date or Stated Maturity, as the case may be.

     The rate of interest on the Remarketable Notes for the period from September 11, 2000 to but excluding September 16, 2002, which is the first Remarketing Date, will be a floating rate of Three Month LIBOR plus 65 basis points.

     From and including the first Remarketing Date, the rate of interest on the Remarketable Notes will be either the Interest Rate to Maturity (if the first Remarketing Date is also the Fixed Rate Remarketing Date) or the Floating Period Interest Rate based on the accrual method described below (if the first Remarketing Date is also the Floating Rate Remarketing Date), if any.

     During the Floating Rate Period, the Remarketable Notes shall accrue interest on the Dollar Price thereof at a rate per annum equal to the Floating Period Interest Rate, determined as set forth in the Supplement, with respect to each Floating Rate Reset Period, such interest to accrue from the first Reference Rate Reset Date to and excluding the Floating Period

Termination Date. The amount of interest to be paid for any Floating Rate Reset Period will be calculated by adding the daily interest amounts for each day in the Floating Rate Reset Period.

     If the first Remarketing Date is also the Floating Rate Remarketing Date, then from and including the subsequent Fixed Rate Remarketing Date, the rate of interest on the Remarketable Notes will be at the Interest Rate to Maturity.

     During the period prior to the first Remarketing Date interest will be computed on the basis of the actual number of days in the Initial Period or each Reset Period over a 360-day year. During the period after the Fixed Rate Remarketing Date, interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Remarketable Notes during the Floating Rate Period shall be computed on the basis of the actual number of days in each Floating Rate Reset Period over a 360-day year.

     If any interest, principal or other payment date of the Remarketable Notes (including any payment date in connection with a mandatory tender or mandatory redemption as described in Sections 106 and 107 of the Supplement) occurring during a period when the Remarketable Notes are accruing accrues interest at a fixed rate does not fall on a Business Day, a payment otherwise payable on that day will be made on the next succeeding Business Day. Such payment will have the same effect as if made on the originally scheduled payment date, and no interest will accrue for the period from and after such payment date. In the case of any such payment, interest at a floating rate of interest will accrue from such originally scheduled payment date to but excluding, and shall be payable on, the next succeeding Business Day (except in the case of an interest payment at Stated Maturity, in which case no interest will accrue from and after the Stated Maturity).

     If the Remarketing Dealer gives notice to the Company and the Trustee on the Notification Date of its intention to purchase the Remarketable Notes for remarketing on the first Remarketing Date, the Remarketable Notes shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date, except as provided in certain circumstances described in Section 107 of the Supplement. The purchase price payable to the Holders of such tendered Remarketable Notes will be equal to 100% of the aggregate principal amount thereof on the first Remarketing Date.

     Upon the occurrence of a subsequent Remarketing Date, if any, the Remarketable Notes shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date except as provided in certain circumstances described in Section 107 of the Supplement. The purchase price payable to the holders of such tendered Remarketable Notes will be the Dollar Price thereof on the Remarketing Date. The Company shall give notice to the Remarketing Dealer and the Trustee of any subsequent Remarketing Date at least five business days before such Remarketing Date.

     If the Remarketable Notes are tendered for remarketing, the Remarketing Dealer shall sell 100% of the aggregate principal amount of the Remarketable Notes at the Dollar Price to the Reference Corporate Dealer or the Reference Money Market Dealer, whichever is applicable, providing the lowest Bid. If two or more of the applicable Reference Dealers provide the lowest

Bid, the Remarketing Dealer shall sell the Remarketable Notes to one or more of such Reference Dealers, as it determines in its sole discretion.

     The obligation of the Remarketing Dealer to purchase the Remarketable Notes on the Remarketing Date is subject to the conditions set forth in the Remarketing Agreement. If for any reason the Remarketing Dealer does not purchase all of the Remarketing Notes on any Remarketing Date, the Company shall be required to redeem the Remarketable Notes in whole on the first Remarketing Date at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus all accrued and unpaid interest, if any, to such Remarketing Date, or on any subsequent Remarketing Date at a Redemption Price equal to the Dollar Price, plus accrued and unpaid interest, if any, to any such subsequent Remarketing Date.

     The Company shall be required to redeem the Remarketable Notes from the Holders in whole on the applicable Remarketing Date at a Redemption Price equal to 100% of the aggregate principal amount of the Remarketable Notes, if such Remarketing Date is the first Remarketing Date, or the Dollar Price on any subsequent Remarketing Date, plus all accrued and unpaid interest, if any, to such Remarketing Date, in the event that (i) the Remarketing Dealer for any reason does not elect by notice to the Company and the Trustee not later than the Notification Date, to purchase the Remarketable Notes for remarketing on such Remarketing Date, (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before the related Determination Date, (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket such Remarketable Notes, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms, (iv) the Remarketing Dealer for any reason does not notify the Company of the Floating Period Interest Rate or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date, (v) the Remarketing Dealer for any reason does not deliver the purchase price of such Remarketable Notes to the Trustee on the Business Day immediately preceding such Remarketing Date or does not purchase all tendered Remarketable Notes on such Remarketing Date, or (vi) the Company for any reason fails to redeem the Remarketable Notes from the Remarketing Dealer following the Company's election to effect such redemption as set forth in subsection (2) of this Section 107 below. Notwithstanding Section 1104 of the Indenture, the Company shall notify the Trustee and the Depositary of the date on which any such redemption will occur at least 30 days prior thereto unless the events that cause the Company to be required to effect such redemption have not occurred at least five days before such date, in which case the Company shall provide the Trustee and the Depositary with as much notice of the Redemption Date as is reasonably practicable under the circumstances. No other notice of such redemption shall be required.

     The Company shall have the right to redeem the Remarketable Notes, in whole, from the Remarketing Dealer on any Remarketing Date in accordance with the procedures set forth below. If the Remarketing Dealer elects in connection with the first Remarketing Date, or is obligated, in connection with the subsequent Remarketing Date, if any, to remarket the Remarketable Notes, the Company shall, notwithstanding Section 1104 of the Indenture, notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m. New York City time on the fourth Business Day immediately preceding any Remarketing Date, if the Company irrevocably elects to exercise its right to redeem the Remarketable Notes, in whole, from the Remarketing Dealer on such Remarketing Date. If the Company so elects to redeem the Remarketable Notes, the

Company shall redeem the Remarketable Notes in whole on the first Remarketing Date or on the subsequent Remarketing Date at the Dollar Price, in each case, plus accrued and unpaid interest, if any, to such Remarketing Date.

     After the Fixed Rate Remarketing Date, the Remarketable Notes are redeemable, in whole or in part, at any time, and at the option of the Company, at a Redemption Price equal to the greater of: (1) 100% of the principal amount of the Remarketable Notes then Outstanding to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus accrued and unpaid interest thereon to the applicable Redemption Date.

     The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. The Company shall give the Trustee notice of the Redemption Price of any redemption pursuant to Section 107(3) of the Supplement promptly after the calculation thereof and the Trustee shall have no responsibility for any such calculation.

     In the event of the redemption of the Remarketable Notes is in part only, a new Remarketable Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

     If an Event of Default with respect to Remarketable Notes shall occur and be continuing, the principal of the Remarketable Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Remarketable Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Remarketable Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Remarketable Notes at the time Outstanding, on behalf of the Holders of all Remarketable Notes to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Remarketable Note shall be conclusive and binding upon such Holder and upon all future Holders of this Remarketable Note and of any Remarketable Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Remarketable Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Remarketable Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Remarketable Notes, the Holders of not less than a majority in principal amount of the Remarketable Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Remarketable Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Remarketable Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Remarketable Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Remarketable Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Remarketable Note is registrable in the Security Register, upon surrender of this Remarketable Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Remarketable Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Remarketable Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Remarketable Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Remarketable Notes are exchangeable for a like aggregate principal amount of Remarketable Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Remarketable Note or Remarketable Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Remarketable Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Remarketable Note is registered as the owner hereof for all purposes, whether or not this Remarketable Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Remarketable Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --                         as tenants in common


TEN ENT --                         as tenants by the entireties


JT TEN --                          as joint tenants with rights of survivorship
                                   and not as tenants in common

UNIF GIFT MIN ACT --               ________________________________ Custodian
                                   for
                                   (Cust)


                                   ________________________________
                                   (Minor)

                                   Under Uniform Gifts to Minors Act of



                                   ________________________________
                                   (State)


Additional abbreviations may also be used though not on the above list.

______________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ____________________ (please insert Social Security or other identifying number of assignee).

__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Remarketable Note and all rights thereunder, hereby irrevocably constituting and appointing


__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

agent to transfer the Remarketable Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____



------------------------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B
                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             THE CHASE MANHATTAN BANK,
                                             as Trustee

                                             By: ____________________________
                                                 Authorized Officer